Exhibit 99.1

Bulldog Technologies MiniBOSS™ Featured in Wall Street Journal Article

Product Lauded for Preventing Hijackings and Terrorism

RICHMOND, British Columbia, September 30, 2005 -- Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, was featured in a September 29 article in the Wall Street Journal, front page Marketplace section.

The article highlighted the MiniBOSS™ solution and how the advanced technology is being used to prevent the growing cargo theft problem in the United States. Based on FBI statistics quoted in the article, retailers lose $10 to $15 billion dollars a year from cargo theft. Losses skyrocket to $60 billion dollars annually when including insurance claims, investigation and consumer costs. The article expressed additional concerns from a US Government official in that profits from cargo theft are being used to fund terrorist organizations.

Bulldog’s recent 500 unit MiniBOSS™ installation for Barnes & Noble was highlighted as well as a successful sting operation where the MiniBOSS™ was used by the New Jersey State Police Cargo Theft and Robbery Unit. Detective Sergeant Michael McDonnell, an avid proponent of the MiniBOSS™, was featured and quoted in the story.

The MiniBOSS™ is a compact and portable (4”x 3”x 2” in size and weighing 6 ounces) device housed in a durable case and includes a rechargeable battery. It is a cellular based AGPS (Assisted Global Positioning System), asset tracking, monitoring and recovery device designed to work in conjunction with the Bulldog Security Gateway™, a proprietary Automatic Vehicle Location (AVL) software program that enables users to securely track through a standard PC.

Because the MiniBOSS™ operates on the gpsOne platform, its signal-receive sensitivity is greatly increased over traditional GPS platforms. gpsOne uses cellular tower triangulation in conjunction with GPS satellites to provide position location capabilities in severely impaired RF environments. This increased functionality allows the MiniBOSS™ to work in environments that traditional GPS can not. The MiniBOSS™ does not need to “see the sky” to determine location like traditional GPS systems and no external antennae is necessary. Thus the MiniBOSS™ can transmit and determine accurate positions inside steel containers, trailers, warehouses, parking garages, and buildings.

“The Wall Street Journal Article further demonstrates verifiable demand for the MiniBOSS™ solution. Our initial sales to Argix Direct and Barnes & Noble have proven that this state of the art technology is commercially deployable. Bulldog is currently closing opportunities from the retail, pharmaceutical and high tech industries. This is an exciting time for Bulldog Technologies and we are looking forward to explosive growth in the upcoming year”, concluded Richard Booth, VP of Sales and Marketing for Bulldog Technologies.

The Wall Street Journal Article can be found at WSJ.com – New Trackers Help Truckers Foil Hijackings

About Bulldog Technologies

Bulldog has developed a line of wireless security products targeted at solving theft in the retail supply chain, from leakage to pilferage to cargo container theft.  As experts in wireless security solutions, we offer solutions ranging from RFID to long range wireless devices focused on securing valuable retail items in storage or in transit.

Our present client list includes Barnes & Noble, New Jersey State Police, Argix Direct, and Sea Ports in Ecuador among others.  We have successfully stopped supply chain thefts using our covert and deterrent based applications and have been used as the technology of choice for sting operations targeting retail theft chains.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.